EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on form S-8 of our reports dated May 28, 2009 relating to the financial statements of Quamtel, Inc. (f/k/a/ WQN, Inc.).

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

November 6, 2009